                                                                  Exhibit 10.7



                             CONTRACT OF EMPLOYMENT

THE AGREEMENT, entered into as of the 1st day of July, 1999 between FoneCash, Inc., a Delaware Corporation, located at 90 Park Avenue, Suite 1700, New York. New York 10016 ( hereinafter called the Corporation"), and John Jiann-Shong Wu, residing in Taipei, Taiwan(hereinafter called the Executive.)


                                   WITNESSETH:

         WHEREAS, the Corporation is engaged in the business of marketing a patented automated transaction terminal, deriving income from both the sale of the terminals (hardware) and also from the fees collected as a result of transmission of data information connected to the processing of credit and debit cards which are used as a means of payment for goods and services by authorized merchants both domestic and international;

         WHEREAS, the Executive has considerable experience, talent and ability in the business of the corporation and has developed a favorable reputation in business generally; and

         WHEREAS, the Corporation is desirous of employing the Executive in order to take advantage of his knowledge, ability and skills;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, it is agreed as follows:


1.       EMPLOYMENT, DUTIES and PERFORMANCE.

   The Corporation hereby employs the above mentioned individual as Vice President/Director and/or such other positions and offices which the Board of Directors of the Corporation (the "Board" ) may elect him. The Executive's powers and duties in any capacity so elected shall be such as may be determined by the Board of Directors of the Corporation consistent with his position.


2.       TERMS of EMPLOYMENT

Except in the case of earlier termination as hereafter provided in paragraphs 10 and 15, the term of the Contract of Employment shall start as of the date above written and shall continue for a term of Five (5) years.


3.       COMPENSATION.

For all services to be rendered by the Executive in any capacity under this Agreement, the Corporation shall pay the Executive at an annual rate of $105,000 per annum and paid according to the salary and wage payroll schedule as established by the Corporation with such additional commissions, bonuses and stock options plans established by the Broad as incentives to key senior executives of the Corporation.


4.       FRINGE BENEFITS.

The Executive shall be a participant in all fringe benefits of the Corporation as shall be approved by the Board of Directors from time to time, subject to the satisfaction of any condition of eligibility therein set forth and further subject to the right of the Board to amend, modify or terminate any such fringe benefit program as it applies to all senior key executives in a similar position as Executive.


5.       DEATH BENEFIT.

In the event of the death of the Executive during the term of this Contract or any renewals thereof, the sum of Two Hundred Fifty Thousand ($250,000.00) Dollars shall be paid as soon thereafter as shall be practicable, to the Executive's surviving spouse, or to the estate of the Executive, provided that the Executive may at any time prior to his death designate in writing to the Corporation another beneficiary arrangement which shall, until revoked, be recognized by the Corporation.


6.       RESTRICTIONS.

During the term of this agreement, the Executive agrees, covenants and warrants to devote his best efforts to advance the interests of the Corporation and shall not, directly or indirectly, become associated with, nor engage in, nor render services to, any other business in the same industry without first obtaining the written consent of the Corporation. However, these restrictions shall not be construed to prevent the Executive from investing any assets in such form or manner as will not require his expenditure of any time in the operation of the affairs of the business or businesses in which such investments are made.


7.       WORKING FACILITIES.

The Executive shall be furnished at a place of the Corporation's and the Executive's mutual choosing with the necessary office of offices, equipment facilities and supplies appropriate to his employment and adequate for the performance of his duties.


8.       EXPENSES.

This Corporation shall pay or reimburse the Executive for all reasonable and necessary expenses incurred by him for or on behalf of the Corporation, including but not limited to the following items: approved national, state and local professional society dues or assessments, professional travel, professional entertainment, convention costs, and expenses incurred by the Executive through the use of an automobile and mobile telephone in connection with his employment by the Corporation.

9.       VACATIONS.

The Executive shall be entitled each year to vacations not exceeding four (4) weeks during which time his salary be paid in full.


10.      DISABILITY.

In the event the Executive shall become disabled while employed with the Corporation so as to prevent him from performing the duties of his employment, then when such disability commences, the following benefits shall be payable:

An amount equal to his full base salary otherwise payable shall be paid in lieu of salary of wages during such period of disability, not extending, however, beyond the end of the twenty-fourth calendar month following the month in which such disability commenced. The amounts, if any, of any disability benefits with respect to those months, actually paid to or on behalf of the Executive under policies of insurance on the Executive paid for by the Corporation shall be applied as payments thereunder. In the event of any disability, the Executive shall continue as an Executive (with or without compensation, as the case may be) throughout the entire period of such disability until the earliest of (a) his death, (b) his voluntary resignation form the employment of the Corporation,
(c) the continuation of said disability for a period of such disability for a period of (2) years, or (d) the determination in writing by any two reputable physicians that such disability will continue for a period of indefinite duration.

Upon the termination of employment of the Executive as provided for in this section, this Contract of Employment shall also terminate except as to any rights which may have already accrued hereunder. In the event the disability of the Executive ceases and he resumes complete activity for a period of at least six (6) months, and thereafter a subsequent disability occurs, the prior disability shall not be considered as one together with the new disability time insofar as determining the disability period provided for herein.


11.      NOTICES.

All notices necessary or required according to the terms of this Contract of Employment shall be deemed sufficient if in writing and sent by registered mail or certified mail to the Corporation and its registered office, and to the Executive at his last know residence, or at such other address as the party to receive notice may designate in writings to the other prior to the time such notice is necessary or required to be sent.


12.      GOVERNING LAW.

This Agreement shall be subject to and governed by the laws of the State of Delaware.


13.      INVALID PROVISIONS.

The invalidity of all or any part of any paragraph or paragraphs of this Agreement shall not invalidate the remainder of this Agreement or the remainder of any paragraph not invalidated.


14.      BINDING EFFECT.

This Agreement shall inure to the benefit of and bind the personal representative, successors and assigns of the Executive and the successors and assigns of the Corporation. However, insofar as the Executive is concerned, this Contract of Employment being personal, cannot be assigned, transferred, pledged or hypothecated in any way, nor made subject to execution, attachment or similar process.


15.      TERMINATION.

The following provision, in addition to any other similar provisions herein, shall govern termination of this Agreement:


(a) The Corporation, upon a vote of the Board of Directors, may terminate for any reason by written notice given to the Executive not less then ninety (90) days prior to the effective date of such notice, provided that such notice shall not be given before the completion of six months of employment.

(b) The Corporation may terminate by written notice given to the Executive effective as of the time of receipt of said notice by Executive in the event the Executive shall have engaged in any conduct or practice that in the reasonable opinion of the Corporation as expressed by a vote of the members of the Board, Executive has a material and negative effect upon the good name, goodwill, or reputation of Corporation.

(c) Corporation may terminate by written notice given to the Executive, effective immediately, in the following events: (i) Conviction in a court of competent jurisdiction which is no longer able to be appealed of the Executive or final ruling or order no longer subject to appeal process or procedure by any Governmental Agency regarding any violation of law or regulation tending, in Corporation's opinion, to affect adversely the ability of the Executive to perform his duties, obligations and responsibilities herein or the good name, goodwill, or reputation of the Corporation; or (ii) Submission by the Executive to the Board of any materially false or fraudulent information, reports or statement.

(d) The Executive may terminate his employment at any time by notice given to Corporation not less than sixty (60) days prior to the effective date of such notice.

(e) Notwithstanding anything herein to the contrary, all representations, warranties, covenants, agreements and undertakings made or accepted herein by Executive along with all causes of action at law or in equity arising from the actual breach of attempted or threatened breach, shall survive the termination of the Agreement and inure to the benefit or Corporation, its successors and assigns.


16.      MISCELLANEOUS.


(a) This Contract constitutes the entire agreement between the parties hereto and contains all of the agreements between said parties with respect to the subject matter hereof. Further, this Contract supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof.

(b) This Contract may only be amended or revoked at any time by a written agreement executed by the parties hereto.

(c) If any provision of this Contract is judged unenforceable by a court of competent jurisdiction, that fact will not invalidate the other provisions.



                                                   FoneCash, Inc.

                                                   By:/s/Daniel E. Charboneau
                                                   Chairman & CEO



                                                   Executive

                                                   By:/s/ John Jiann-Shong Wu